As filed with the Securities and Exchange Commission on August 11, 2003.
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             AUTO DATA NETWORK, INC.
               (Exact Name of Issuer as Specified in Its Charter)

                  DELAWARE                                      13-3944580
(State or Jurisdiction of Incorporation                       (IRS Employer
             or Organization)                                Identification No.)


                       THE FORSYTHE CENTRE, LAMBERTS ROAD
                            TUNBRIDGE WELLS, KENT, UK
                    (Address of Principal Executive Offices)

                              CONSULTANT AGREEMENTS
                            (Full Title of the Plan)


                            LEXIS NEXIS CORP AMERICA
                                  P.O. BOX 811
                           DOVER, DELAWARE 19903-0811
                     (Name and Address of Agent for Service)

                                 (302) 736-4300
          (Telephone Number, Including Area Code, of Agent for Service)
                                    ---------

                          COPIES OF COMMUNICATIONS TO:

                            L. STEPHEN ALBRIGHT, ESQ.
                       17337 VENTURA BOULEVARD, SUITE 224
                                ENCINO, CA 90067
                                 (818) 789-0779
                                   ----------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                       Proposed
                                       Proposed         maximum
  Title of                             maximum         aggregate      Amount of
securities to      Amount to be     offering price     offering     registration
be registered       registered       per share(1)       price(2)         fee
--------------------------------------------------------------------------------


COMMON STOCK      330,000 SHARES         $2.35         $775,500        $71.35
PAR VALUE $
--------------------------------------------------------------------------------
     (1) These shares are registered pursuant to this registration statement and will be available for issuance.

     (2) The average bid and asked price as of August 5, 2003, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, used solely for the purpose of calculating the amount of the registration fee.


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


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

(a) General Plan Information

     (1) Auto Data Network, Inc., a Delaware corporation (hereinafter "Company" or "Registrant") shall offer its common stock, $.001 par value, pursuant to the plan.

     (2) The purpose of the plan is to compensate consultants and employees of the Company for services and work rendered on behalf of the Company, during its recent acquisitions of MAM Software Limited and Avenida Technologies Limited.

     (3) The plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     (4) Participants many contact the Company for any additional information about the plan.

(b) Securities to be Offered

     (1) The Company shall offer under the plan 330,000 shares of its Common stock, $.001 par value.

(c) Employees Who May Participate in the Plan

     (1) The Company shall, at its sole discretion, determine who shall be eligible to participate in the plan. The Company shall consider those employees and consultants, who contribute services to the Company, to be eligible under the plan.

(d)  Purchase of  Securities  Pursuant  to the Plan and  Payment for  Securities
Offered

     (1) Employees offered eligibility to the Plan may elect to participate in the plan for a period of one year and are to be compensated for services and work rendered for the company's benefit in lieu of payment.

(e) Resale Restrictions

     (1) There are no resale restrictions. The Company's corporate counsel has provided an opinion letter to this effect which has been attached to this filing as Exhibit 5.1.


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


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of Company, previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

     1. The Company's latest quarterly reports on Form 10-QSB for the period ending November 30, 2002, filed on January 29, 2003, as amended by Form 10-QSB/A filed on May 14, 2003, and Form 10-QSB for the period ended May 31, 2003, filed on filed on July 21, 2003, together with the Company's Form 10-KSB for the period ending February 28, 2003, filed on June 18, 2003, as amended by Form 10-KSB/A filed on June 18, 2003;

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the above reference to the Company's Annual report.

     3. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of The Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     The securities to be registered and offered are the shares of Registrant's common stock, par value $.001, which is registered under Section 12 of the Securities Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification of Officers and Directors of the Company is provided for under the Article XI of the Company's by-laws which state that "Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigation (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the


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


Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     The right to indemnification conferred shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer), to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     The following documents are filed or incorporated by reference as part of this Registration Statement:

4.1 Articles of Incorporation and Bylaws, attached as an Exhibit to the Company's Form 10-K filed on August 13, 1999, the amendments to which were filed as Exhibits to the Company's Form 10-KSB/A on June 18, 2003;

5.1      Opinion of L. Stephen Albright

23.1     Reserved

23.2     Consent of L. Stephen Albright (included in Exhibit 5.1)


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


ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)  To  include   any   additional   or  changed   material
         information on the plan of distribution.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by


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


controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of London, Country of England, United Kingdom on August 7, 2003.

                                         AUTO DATA NETWORK, INC.

                                         By:  /s/ Christopher Glover
                                             -------------------------
                                         Christopher Glover, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                            TITLE                   DATE
          ---------                            -----                   ----


       /S/ CHRISTOPHER GLOVER          President and Director     August 7, 2003
-------------------------------
CHRISTOPHER GLOVER


       /S/ LEE COLE                    Director, Senior Vice      August 7, 2003
-------------------------------        President Finance,
LEE COLE                               and Secretary


/S/ LT GENERAL J.W. MORRIS (RET)       Director                   August 7, 2003
-------------------------------
LT GENERAL J.W. MORRIS (Ret)


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